Exhibit 10.1

July 21, 2009

Greenlight Reinsurance, Ltd.
P.O. Box 31110
802 West Bay Road
George Town, Grand Cayman
KY1-1205 Cayman Islands

Attn.: Tim Courtis

Re:           US$50,000,000 Letter of Credit Facility

Gentlemen:

We are pleased to confirm that we have established for the account of Greenlight Reinsurance, Ltd. (“Greenlight”) a letter of credit facility (the “Facility”) in a maximum amount of US$50,000,000 (the “Commitment”), available for use by Greenlight until July 20, 2010, as such date may be extended in accordance with the following sentence (the “Facility Termination Date”).  The Facility Termination Date shall be extended by 364 days beyond the then effective Facility Termination Date unless we or Greenlight delivers a written notice of cancellation to the other party at least 90 days before the then effective Facility Termination Date.  Availments under the Facility shall be in the form of letters of credit (“Letters of Credit”).

Each Letter of Credit will be governed by our Application and Agreement for Standby Letter of Credit, a form of which is annexed hereto as Exhibit A (as amended, amended and restated, supplemented or otherwise modified, a “Letter of Credit Agreement”).  Greenlight will be required to pay us the following fees and commissions: (i) with respect to any issuance, amendment or renewal of each Letter of Credit, $250 per each such issuance, amendment or renewal; (ii) with respect to any draw on a Letter of Credit during any calendar month, $500 per each such draw; (iii) a commission equal to 1.00% per annum of the outstanding amount of each Letter of Credit; and (iv) with respect to the unutilized Commitment, a commitment fee of 0.25% per annum on the daily unutilized amount of the Commitment, from the date hereof until the Facility Termination Date.  All fees and commissions specified in the preceding sentence shall be payable quarterly in arrears on the last business day of each calendar quarter and on the Facility Termination Date.  Each Letter of Credit shall be issued solely to support Greenlight’s reinsurance or insurance obligations incurred in its ordinary course of business and shall be for the duration set forth in the applicable Letter of Credit Agreement, but in no event shall the expiration date of any Letter of Credit be more than two years after the date on which it was issued, subject to extensions (not to exceed two years so long as the remaining tenor of such Letter of Credit does not exceed two years at any time) at any time prior to the Facility Termination Date, provided that no Default or Event of Default (each as defined in the Hypothecation Agreement referred to below) has occurred and is continuing or would occur upon giving effect to the issuance of such Credit.  Letters of Credit may be cancelled at any time, without penalty, upon request by Greenlight and with the applicable beneficiary’s prior written consent.  We agree that, subject to the next succeeding paragraph and, within two Business Days of our receipt and approval of an Application for Standby Letter of Credit (a form of which is annexed as Exhibit B hereto), duly completed with respect to the Credit (as defined in the Letter of Credit Agreement) requested thereby and executed by Greenlight, we will issue the Credit so long as (i) all representations and warranties in the Hypothecation Agreement are accurate in all material respects as of the date thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), (ii) no Default or Event of Default has occurred and is continuing or would occur upon giving effect to the issuance of such Credit, (iii) we have received a written certification as to the matters specified in clauses (i) and (ii) hereof and (iv) the issuance of such Credit would not violate any of the policies of BANA (as defined in the Letter of Credit Agreement) as are applicable generally to account parties to, and beneficiaries of, letters of credit issued by BANA.  Letters of Credit shall be denominated in U.S. Dollars.

Availability under the Facility will be subject to the Collateral Requirements (as defined in the Hypothecation Agreement) ascribed to the securities and other financial assets pledged by Greenlight as security under the Hypothecation Agreement referred to below.  At all times after the Facility Termination Date or upon the termination or expiration of the Prime Broker Account Agreement (as defined below), Greenlight shall pledge, under the Hypothecation Agreement, cash collateral in an amount not less than 100% of the outstanding amount of each Letter of Credit having an expiration date occurring after the earlier of the Facility Termination Date and the termination or expiration of the Prime Broker Account Agreement.

As a condition to the effectiveness of the Facility, Greenlight shall furnish us with each of the following, each dated as of the date hereof or as of another date satisfactory to us:

(a) a hypothecation agreement (the “Hypothecation Agreement”), a form of which is annexed hereto as Exhibit C, duly executed by Greenlight, pledging to us Greenlight’s Prime Brokerage Account number 532-29-315-D2 (the “Account”) maintained by Merrill Lynch Professional Clearing Corp. (“MLPRO”) as security for, among other things, Greenlight’s reimbursement obligations under the Letter of Credit Agreements;

(b) a control agreement (the “Control Agreement”), a form of which is annexed hereto as Exhibit D, duly executed by Greenlight and MLPRO;

(c) the Letter of Credit Agreement, duly executed by Greenlight;

(d) an executed copy of the prime broker account agreement dated June 1, 2009 (the “Prime Broker Account Agreement”) between Greenlight and MLPRO;

(e) an agreement with Corporation Service Company providing for it to serve as agent for the service of process under this letter agreement, the Letter of Credit Agreements, the Hypothecation Agreement and the Control Agreement;

(f) a certificate of the Secretary of Greenlight certifying:

(i) that attached thereto are true and complete copies of:

(A) the Amended and Restated Articles of Association of Greenlight;

(B) the Amended and Restated Memorandum of Association of Greenlight;

(C) the Certificate of Incorporation of Greenlight;

(D) the Charges in the Register of Mortgages and Charges maintained by Greenlight;

(E) financial statements of Greenlight and Greenlight Capital Re, Ltd., each dated as of December 31, 2008 and March 31, 2009; and

(F) resolutions of the board of directors of Greenlight authorizing the officers of Greenlight to enter into transactions like the Facility and the transactions contemplated hereby and thereby generally; and

(ii) the incumbency of the officers of Greenlight authorized to execute and deliver this letter agreement, the Letter of Credit Agreements, the Hypothecation Agreement, the Control Agreement and the documents delivered in connection herewith and therewith;

(g) a Certificate of Good Standing for each of Greenlight and Greenlight Capital Re, Ltd. issued by the Registrar of Companies;

(h) a waiver of any restriction under any agreement, instrument or other document to which Greenlight is a party and binding on Greenlight or any of its property that is applicable to the execution or delivery by Greenlight of any Letter of Credit Agreement, the Hypothecation Agreement or this letter agreement or the performance by Greenlight of its obligations thereunder or hereunder, in form and substance satisfactory to us;

(i) documentation and other information sufficient to satisfy our “Know Your Customer” requirements and anti-money laundering rules and regulations; and

(j) opinions of New York and Cayman Islands counsel to Greenlight, in form and substance reasonably satisfactory to us.

You shall also pay or reimburse us for the costs and reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and expenses) of the preparation, negotiation, execution and delivery of this letter agreement, the initial Letter of Credit Agreement, the Hypothecation Agreement, the Control Agreement and the agreements and other documents executed and delivered in connection herewith and therewith.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of law principles thereof).

[The remainder of this page is intentionally left blank.]

Please acknowledge your acceptance of the terms and conditions hereof by signing this letter agreement in the signature block below.

Sincerely,
BANK OF AMERICA, N.A.

By:	/s/ Eugene Rabinovich

Eugene Rabinovich

Principal

ACKNOWLEDGED AND ACCEPTED

AS OF THE DATE FIRST SET FORTH ABOVE:

GREENLIGHT REINSURANCE, LTD.

By:	/s/ Tim Courtis

Tim Courtis

Chief Financial Officer

By:	/s/ Barton Hedges

Barton Hedges

Chief Underwriting Officer

HYPOTHECATION AGREEMENT

BANK OF AMERICA, N.A.

In consideration of the agreement of Bank of America, N.A. (“BANA”) to issue letters of credit (“Letters of Credit”) up to a maximum outstanding amount of $50,000,000 for the account of the undersigned under the letter agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Facility Agreement”) between the undersigned and BANA, the undersigned hereby agrees:

I. That, as security for all indebtedness and other liabilities of the undersigned to BANA arising under or related to (i) the Facility Agreement, (ii) each Application for Standby Letter of Credit and (iii) the Agreement for Standby Letter of Credit delivered by the undersigned in connection therewith (collectively, the “Letter of Credit Agreements”), whether matured or unmatured, liquidated or unliquidated, absolute or contingent (collectively, the "Obligations"), the undersigned hereby pledges and grants to BANA a lien upon, a security interest in and an assignment of any and all cash, securities and other financial assets and property (as defined below) which at any time have been deposited in or credited to Prime Broker Account No. 532-29-315-D2 or any successor account (the “Pledged Account”) in the name of the undersigned maintained by Merrill Lynch Professional Clearing Corp. (“MLPRO”) or any successor thereto and any other property in which the undersigned has an interest and that is otherwise at any time in the possession or under the control or recorded on the books of or has been transferred to BANA, or any third party acting on its behalf or designated by it, whether expressly as collateral or for safekeeping or for any other or different purpose, including (without limitation) any property which may be in transit by mail or carrier for any purpose, or covered or affected by any documents in BANA's possession, or in possession of any such third party, and in any and all property in which the undersigned at any time has rights and in which at any time a security interest has been granted to BANA (all of the foregoing cash, securities and other assets and property, together with any income and distributions earned or paid thereon (including, without limitation, stock splits), and all proceeds of any of the foregoing being hereafter referred to as the “Pledged Collateral”).  Stock dividends and the distributions on account of any stock or other securities subject to the terms and provisions hereof shall be deemed an increment thereto and included in the Pledged Collateral.

II. That BANA shall exercise reasonable care in the custody of any property at any time in its possession or control hereunder, or otherwise subject to the terms and provisions hereof, but shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which BANA accords its own property (it being understood that BANA shall have no responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any property and whether or not BANA has or is deemed to have knowledge of such matters), or if BANA takes such action with respect to the property as the undersigned shall reasonably request in writing and to which BANA consents, but no failure to comply with any such request nor any omission to do any such act requested by the undersigned shall be deemed a failure to exercise reasonable care, nor shall any failure of BANA to take necessary steps to preserve rights against any parties with respect to any property in its possession or control, or otherwise subject to the terms and provisions hereof, be deemed a failure to exercise reasonable care.

III. That, so long as any of the Obligations shall remain unpaid, the undersigned will: (a) comply in all material respects with all U.S. and foreign laws, rules, regulations and orders (including, without limitation, foreign exchange control regulations, U.S. foreign assets control regulations, and other trade-related regulations) now or hereafter applicable to the Letters of Credit and to the transactions applicable to the Letters of Credit or the undersigned’s execution, delivery and performance of its obligations under this Agreement, the Facility Agreement and the Letter of Credit Agreements and deliver to BANA, upon request, reasonably satisfactory evidence of such compliance which shall include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the undersigned or the undersigned's property, except to the extent contested in good faith and by appropriate proceedings and for which appropriate reserves are maintained in accordance with generally accepted accounting principles, consistently applied (“GAAP”); (b) furnish or cause to be furnished to BANA, as soon as available and in any event within 120 days after the end of each fiscal year of the undersigned and Greenlight Capital Re, Ltd. (“Greenlight Capital,” and together with the undersigned, the “Greenlight Entities”), the annual audited consolidated and consolidating balance sheets and statements of income and retained earnings or other comparable financial statements of the Greenlight Entities and their subsidiaries as of the end of or for such fiscal year, which financial statements shall present fairly in all material respects the financial condition and results of operations of the Greenlight Entities and their subsidiaries as of the end of or for the period covered thereby and which shall be certified by KPMG LLP and its affiliates or other independent public accountants reasonably satisfactory to BANA, together with such other information respecting the condition or operations, financial or otherwise, of the Greenlight Entities  and their subsidiaries as BANA may from time to time request; (c) furnish or cause to be furnished to BANA, as soon as available and in any event within sixty days after the end of each fiscal quarter of the Greenlight Entities, (i) balance sheets and statements of income, retained earnings and operations of the Greenlight Entities and their subsidiaries for such fiscal quarter and (ii) copies (which may be furnished by electronic mail) of all monthly or quarterly reports provided by the Greenlight Entities to their investors during such quarter; (d) furnish or cause to be furnished to BANA, as soon as available and in any event within five business days after the same are sent, copies of all reports and other communications that Greenlight Capital sends to all of its shareholders; (e) furnish to BANA, within two business days of the undersigned becoming aware thereof, notice of the occurrence of any Event of Default (as defined below) or any event that with the giving of notice or the passage of time, or both, will become an Event of Default (a “Default”); (f) provide BANA access to the books and financial records of the Greenlight Entities and their subsidiaries from time to time to inspect and make copies of (at the undersigned's expense, except that, so long as no Event of Default has occurred and is continuing at the time of any such inspection, the undersigned will not be required to pay the expenses of more than one such inspection in any twelve-month period) such books and records at normal business hours and upon prior notice to the undersigned; and (g) maintain a minimum Net Worth (defined as the excess of aggregate total assets over aggregate total liabilities) of the Greenlight Entities on a consolidated basis of not less than $100,000,000 at all times.  Any such statements, reports, communications, records and other information shall be subject to the confidentiality provisions set forth in the Letter of Credit Agreements.

IV. That, so long as any of the Obligations shall remain unpaid, the undersigned will not:  (a) create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to the Pledged Account or the Pledged Collateral other than (i) in favor of BANA or (ii) in favor of MLPRO or any of their respective affiliates, so long as such lien, security interest, charge or encumbrance under this clause (ii) is subordinated thereto; (b) create or suffer to exist any Debt other than (i) Debt in favor of BANA, (ii) Debt arising directly under the undersigned’s reinsurance and insurance obligations, surety bonds and financial guaranties in the ordinary course of business, (iii) Debt arising under hedging obligations of the undersigned entered into in the ordinary course of business including, without limitation, interest rate protection agreements, foreign currency exchange agreements, commodity price protection agreements and other instruments and agreements relating to the undersigned’s hedging obligations, (iv) Debt arising under the undersigned’s other derivative contracts including equity derivatives, options (including short put and call sales), swaps and contracts for difference, (v) Debt arising under reimbursement agreements with issuers of letters of credit, (vi) Debt arising under any trust or trust account created in accordance with N.Y. Comp. Codes R. & Regs. tit. 11 §§ 126-1 126.8 (2002) (Regulation 114) or in accordance with any other similar law, (vii) Debt secured by margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) other than margin stock pledged hereunder, (viii) Debt secured by margin securities (as defined in Regulation T of the Board of Governors of the Federal Reserve System) other than margin securities pledged hereunder, (ix) Debt that may arise from securities agreed to be sold by the undersigned but that are not owned by the undersigned at the time of such agreement to sell, (x) Debt, if any, consisting of accrued portfolio expenses, (xi) Debt owed by the undersigned to affiliates of the undersigned not to exceed $75,000,000 in the aggregate outstanding at any time so long as such Debt is unsecured and subject to subordination or intercreditor agreements in favor of BANA that are in form and substance reasonably satisfactory to BANA, it being understood that such agreements may permit the payment of regularly scheduled interest on account of such Debt so long as no Event of Default has occurred and is continuing or would occur after giving effect to such payment, (xii) other unsecured Debt of up to $5,000,000 in the aggregate or (xiii) any existing Debt specified in Schedule 1 hereto; (c) if an Event of Default has occurred and is continuing, pay any dividends on, purchase, redeem or retire any shares of any class of its capital stock or other equity interests or any warrants, options or rights to purchase any such capital stock or other equity interests, whether now or hereafter outstanding (“Stock”), or make any payment on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any Stock of either Greenlight Entity, or make any distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the undersigned; or (d) if an Event of Default has occurred and is continuing, pay any management, performance or similar fees or compensation to any person or entity.  "Debt" of any person or entity means (A) indebtedness of such person or entity for borrowed money or for the deferred purchase price of property or services, (B) all obligations of such person or entity evidenced by bonds, notes, debentures or other similar instruments, (C) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person or entity (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (D) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such person or entity is liable as lessee, (E) all Debt referred to in clause (A), (B), (C) or (D) above guaranteed directly or indirectly in any manner by such person or entity, or in effect guaranteed directly or indirectly by such person or entity through an agreement (I) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (II) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (III) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether or not such property is received or such services are rendered), or (IV) to otherwise assure a creditor against loss, and (F) all Debt referred to in clause (A), (B), (C) or (D) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such person or entity, even though such person or entity has not assumed or become liable for the payment of such Debt.

V. That, at all times after the Facility Termination Date (as defined in the Facility Agreement) or the termination or expiration of the Prime Broker Account Agreement dated June 1, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time with the prior written consent of BANA, the “Prime Broker Account Agreement”) between the undersigned and MLPRO, the undersigned shall maintain cash on deposit in the Pledged Account in an amount not less than 100% of the amount of the then outstanding Obligations with respect to each Letter of Credit issued by BANA under the Facility Agreement, whether by amendment, extension or renewal of such Letter of Credit or otherwise, which cash deposit shall be made not later than the earlier of the Facility Termination Date or the termination or expiration of the Prime Broker Account Agreement.

VI. That, subject to any and all restrictions on the ability of the undersigned to make withdrawals or transfers of cash or securities from the Pledged Account under the terms of the Prime Broker Account Agreement, and so long as no Default or Event of Default has occurred and is continuing, the undersigned may withdraw or transfer cash or securities from the Pledged Account, provided that (a) after giving effect to any such withdrawal or transfer, the outstanding amount of the Obligations does not exceed the aggregate value of the Pledged Collateral (as determined in accordance with the Collateral Requirements (as defined below)) of the remaining Pledged Collateral and (b) at all times after the Facility Termination Date or the termination or expiration of the Prime Broker Account Agreement, the Pledged Collateral shall consist of cash in an amount not less than 100% of the amount of the outstanding Obligations with respect to each Letter of Credit with an expiration date after the earlier of the Facility Termination Date and the termination or expiration of the Prime Broker Account Agreement.

VII. The undersigned agrees that it will at all times maintain in the Pledged Account such securities or other assets as BANA or MLPRO, on behalf of BANA, may require in light of the amount and type of the Obligations.  Such margin requirements shall be set from time to time by BANA or MLPRO, on behalf of BANA, in their sole and absolute discretion and in accordance with the terms and conditions of the Prime Brokerage Account Agreement, subject to the provisions of any Term Margin Agreement in effect from time to time among the undersigned, Merrill Lynch International and MLPRO and applicable law (the “Collateral Requirements”).  For the avoidance of doubt, the value of the Pledged Collateral (as determined in accordance with the Collateral Requirements) may be in an amount greater than any minimum margin requirements imposed by applicable law.

VIII. That the undersigned shall comply with the following requirements:

(a) If at any time the outstanding amount of the Obligations exceeds the aggregate margin value of the Pledged Collateral (as determined in accordance with the Collateral Requirements), no Letter of Credit shall be issued until the amount of the Obligations is less than such aggregate value.  If at any time the outstanding amount of the Obligations exceeds such aggregate margin value of the Pledged Collateral (as determined in accordance with the Collateral Requirements), then, upon notice by BANA (or by MLPRO, on behalf of BANA) to the undersigned of such event, the undersigned shall promptly and, in any event, within one business day, cause a reduction in the outstanding amount of the Obligations, deposit additional Pledged Collateral into the Pledged Account or change the composition of the Pledged Collateral so as to increase the value of the Pledged Collateral so that, after giving effect to such deposit, the outstanding amount of the Obligations is not greater than the aggregate value of the Pledged Collateral (as determined in accordance with the Collateral Requirements).

(b) If at any time the undersigned has not satisfied the obligation under clause (a) to cause a reduction in the outstanding amount of the Obligations, deposit additional Pledged Collateral or change the composition of the Pledged Collateral so as to increase the value of the Pledged Collateral, such occurrence shall be deemed an Event of Default under paragraph IX below, and BANA shall have the immediate right, without notice or other action (notwithstanding anything to the contrary in paragraph IX below), to exercise any or all of the remedies available to BANA under paragraph IX below.

IX. That in the event of the happening of any one or more of the following, any one of which shall constitute an event of default (an “Event of Default”): (a) the non-payment of (i) any of the fees specified in the second paragraph of the Facility Agreement or any reimbursement obligation under Section 1 of the Agreement for Standby Letter of Credit delivered in connection with the Facility Letter, in each case on the date when such fees or reimbursement obligations are payable, and (ii) any of the other Obligations, within two business days after the date on which such other Obligations are payable, or, in the case of Obligations payable on demand, within one business day after payment is demanded; (b) the failure of the undersigned to perform or observe (i) any of the undersigned’s obligations under paragraphs III(d), (e), (f) or (g), IV, V, VI, VII or VIII hereunder or (ii) any other obligations of the undersigned hereunder or under the Facility Agreement, the Letter of Credit Agreements, the Control Agreement (as defined in the Letter Agreement) other than provided in this paragraph IX or any instrument, agreement or other document delivered in connection herewith or therewith, and with respect to clause (ii) only, such failure continues for ten days after the earlier of the date on which (A) the undersigned has knowledge of such failure and (B) BANA has given the undersigned written notice of such failure; (c) any representation or warranty made by the undersigned under or in connection herewith or any financial statement or certificate delivered in connection herewith shall have been incorrect in any material respect when made or deemed made; (d) the dissolution or termination of existence of either Greenlight Entity; (e) the filing of a petition in bankruptcy by or against either Greenlight Entity (and which, in the case of any such proceeding filed against either Greenlight Entity, has not been dismissed within fifteen days after the filing thereof) or the commencement of any proceedings in bankruptcy, or under any Acts of Congress or foreign law relating to the relief of debtors, for the relief or readjustment of any indebtedness of either Greenlight Entity, either through the commencement of liquidation, reorganization, composition, extension or otherwise, or the taking of any action by either Greenlight Entity authorizing any of the foregoing; (f) the making of an assignment for the benefit of creditors; (g) the appointment of a receiver, conservator, liquidator, or similar officer for, or for any property of, either Greenlight Entity; (h) the application by the Securities Investor Protection Corporation for a decree under the Securities Investor Protection Act that customers of either Greenlight Entity are in need of protection thereunder; (i) any seizure, vesting or intervention by or under authority of a government, by which the management of either Greenlight Entity is displaced or its authority in the conduct of its business is materially curtailed; (j) the attachment of, restraint as to, or issuance of any order of a court or other legal process against any of the Pledged Collateral; (k) any one or more judgments or orders for the payment of money are rendered by a court or other governmental authority against either or both Greenlight Entities in an aggregate amount in excess of $5,000,000 and such judgments or orders remain unpaid, unstayed on appeal, unbonded or undismissed for fifteen days;

(l) either Greenlight Entity or any of its subsidiaries shall be in breach or default of its obligations under any one or more agreements involving an aggregate amount in excess of $5,000,000, if the effect of such breach or default is to cause the obligations thereunder to become due or redeemed or to permit the holder or holders of such obligations to declare such obligations due or require such obligations to be redeemed prior to their stated maturity; (m) there shall occur a material adverse change since the date of this agreement in the condition (financial or otherwise), operations, business or properties of either Greenlight Entity; (n) at any time either (i) the board of directors of the undersigned shall cease to consist of a majority of the Continuing Directors (for purposes hereof, “Continuing Directors" means directors of the undersigned who are in office on the date hereof and each other director whose nomination for election to the board of directors of the undersigned is recommended by a majority of the then Continuing Directors) or (ii) any person or group (within the meaning of Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) other than Greenlight Capital or any affiliate of Greenlight Capital shall acquire a majority of the voting power represented by the undersigned’s outstanding capital stock entitled to vote in the election of directors of the undersigned; (o) an Event of Default has occurred and is continuing under the Prime Broker Account Agreement; (p) any covenant, agreement or obligation of either Greenlight Entity contained in or evidenced by this agreement, the Facility Agreement, any of the Letter of Credit Agreements, the Control Agreement or any instrument, agreement or other document delivered in connection herewith or therewith ceases to be, or shall be determined not to be, enforceable or in full force and effect or either Greenlight Entity shall deny or disaffirm in writing any such covenant, agreement or obligation; (q) the Prime Broker Account Agreement shall terminate for any reason or expire according to its terms; or (r) either Greenlight Entity or any of its subsidiaries shall be in breach or default of its obligations (after giving effect to any applicable grace period) under any agreement with BANA or MLPRO or any of their respective affiliates relating to payment obligations of any such Greenlight Entity in an aggregate amount in excess of $1,000,000, if the effect of such breach or default is to permit BANA, MLPRO or any such affiliate to terminate such agreement or to cause the obligations of such Greenlight Entity thereunder relating to payment obligations of such Greenlight Entity in an aggregate amount in excess of $1,000,000 (such obligations being referred to as “Defaulted Liabilities”) to become due or redeemed or to permit BANA, MLPRO or any such affiliate to declare such Defaulted Liabilities to be due or require such Defaulted Liabilities to be redeemed prior to their stated maturity — then, or at any time after the happening of any such Event of Default, (x) any or all of the Obligations then existing, although otherwise unmatured or contingent, shall at the option of BANA, without demand upon or notice to the undersigned, become due and payable forthwith, except that contingent reimbursement obligations payable on account of undrawn Letters of Credit shall be required to be secured by cash collateral in an amount equal to 100% of the amount of such contingent obligations, which cash collateral shall be maintained on deposit in the Pledged Account and applied as and to the extent such contingent obligations become liquidated and (y) any obligation of BANA to issue Letters of Credit under the Facility Agreement shall, at the option of BANA, be terminated; provided, however, that in the event of any actual or deemed entry of an order for relief with respect to either Greenlight Entity under the Federal Bankruptcy Code or of any resolution passed or order made for the winding up of either Greenlight Entity, any or all of the Obligations then existing, although otherwise unmatured or contingent, shall automatically become and be due and payable (or subject to be cash collateralized, as provided above) and any such obligation to issue Letters of Credit shall automatically be terminated.  Furthermore, upon the occurrence of any Event of Default, BANA shall have all of the rights and remedies provided to a secured party by the Uniform Commercial Code in effect in New York State at that time, including, without limitation, the right to sell or otherwise dispose of any or all of the Pledged Collateral as BANA shall select in its sole and absolute discretion, and the undersigned further agrees that (1) in the event that notice is necessary (e.g., because the property to be sold in connection therewith does not consist of property of a type customarily sold on a recognized market), written notice mailed to the undersigned at the address given below at least ten business days prior to the date of public sale of property subject to the security interest of BANA or prior to the date after which private sale or any other disposition of said property will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall be sufficient; (2) without precluding any other methods of sale, the sale of property shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property, but in any event, BANA may sell at its option on such terms as it may choose without assuming any credit risk and without obligation to advertise; (3) BANA may apply the proceeds of the Pledged Collateral to such of the Obligations and in such order as it may elect in its sole discretion; (4) after the satisfaction in full of the Obligations, any excess proceeds received by BANA resulting from the sale or other disposition of the Pledged Collateral shall be applied by MLPRO in accordance with the terms of the Prime Broker Account Agreement and applicable law; and (5) the undersigned or any of its affiliates may participate in any such sale of property and be a purchaser thereof.  Furthermore, if the Prime Broker Account Agreement is terminated for any reason or expires according to its terms, the undersigned shall immediately provide cash to the Pledged Account in an amount not less than 100% of the then outstanding Obligations.

X. That the undersigned will pay to BANA, as soon as incurred, all reasonable costs and out-of-pocket expenses, including attorneys' fees, related or incidental to the care, holding, retaking, preparing for sale, selling or collection of or realization upon any of the property or relating or incidental to the establishment or preserving or enforcement of the rights of BANA hereunder or in respect of any of the property, and obtaining legal advice as to any of the foregoing. Furthermore that the net proceeds of the property, resulting from sale, collection or otherwise, and other available moneys coming into the hands of BANA may be applied by it, at any time that an Event of Default has occurred and is continuing, to the satisfaction or reduction of such of the Obligations or costs and expenses as it may see fit, whether or not matured.

XI. That all rights of BANA and liens of BANA shall continue unimpaired, and that the undersigned shall be and remain bound by the Obligations in accordance with the terms thereof, notwithstanding the release of any of the aforementioned property, or of any rights or interests therein, or any delay, extension of time, renewal, compromise or other indulgence granted by BANA in reference to any of the Obligations or any promissory note, draft, bill of exchange or other instrument or other obligations given in connection therewith or constituting a part of the said property, the undersigned hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if the undersigned had expressly agreed thereto in advance.

XII. That BANA may, at its option and without obligation to do so, at any time that an Event of Default has occurred and is continuing, transfer to or register in the name of its nominee(s), including any "clearing corporation" or "custodian bank" as defined in the Uniform Commercial Code in effect in New York State and any nominee(s) thereof, all or any part of the aforementioned property and it may do so before or after the maturity of any of the Obligations and with or without notice to the undersigned.

XIII. That BANA may, with the consent of the undersigned, which shall not be unreasonably withheld or delayed, assign or otherwise transfer all or any of its rights under this agreement (it being understood that BANA may not, without the undersigned’s prior written consent, assign any of its obligations under this agreement), and deliver all or any of the property to the transferee(s), who shall thereupon become vested with all the rights in respect thereof given to BANA herein or otherwise, all without prejudice to the retention by BANA of all rights not so transferred, except that the consent of the undersigned shall not be required hereunder in the case of an assignment, (i) at any time that an Event of Default has occurred and is continuing, (ii) to an affiliate of BANA, or (iii) which constitutes a pledge to a Federal Reserve Bank in accordance with applicable law.  Furthermore that BANA may, in connection with any such assignment, transfer or delivery, disclose to the assignee or transferee or proposed assignee or proposed transferee any information relating to the undersigned furnished to BANA by or on behalf of the undersigned, provided that, prior to any such disclosure, the assignee or transferee or proposed assignee or proposed transferee shall agree to be subject to the same confidentiality obligations applicable to BANA with respect to any confidential information related to the undersigned and shall enter into a confidentiality agreement to such effect with BANA under which the undersigned is designated a third party beneficiary with the right to enforce the terms of such confidentiality agreement.

XIV. That the word "property" as used herein includes goods and merchandise, funds, cash balances, securities (including certificated, uncertificated and book-entry securities), investment property, financial assets, accounts receivable, choses in action and any and all other forms of property whether real, personal or mixed, together with the proceeds thereof, any right, title or interest therein or thereto, and any documents relative thereto.

XV. That the term “business day” as used herein means a day of the year on which banks in New York, New York or Scranton, Pennsylvania are not required or permitted to close.

XVI. That BANA is authorized, at its option, to file Financing Statement(s), Amendments and Continuation Statement(s) without the signature of the undersigned with respect to any of the aforementioned property; the undersigned agrees to pay the reasonable cost of any such filing, and to sign upon request any instruments, documents or other papers which BANA may reasonably require to perfect its security interest therein.

XVII. That, BANA is irrevocably appointed the attorney-in-fact of the undersigned with full authority in the place and stead of the undersigned and in the name of the undersigned, in BANA's name or otherwise, from time to time in BANA's discretion, to take any action and to execute any instrument, document or agreement (including, without limitation, financing statements, amendments thereto and continuation statements) which BANA may reasonably deem necessary or advisable to accomplish the purposes of this agreement including, without limitation, to perfect, and, upon the occurrence and during the continuance of an Event of Default, to preserve, and protect the security interest granted or purported to be granted hereunder, and the undersigned agrees to pay BANA on demand any expenses with respect thereto.

XVIII. That, to induce BANA to make any advance or extend any credit secured hereby, the undersigned represents and warrants as follows (which representations and warranties shall be deemed to be repeated on the date of each such advance or extension of credit after the date hereof):  (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) the execution, delivery and performance of this agreement are within the capacity and powers of the undersigned, have been duly authorized by all necessary action, and do not contravene (i) the charter and other organizational documents of the undersigned, or (ii) any law, regulation or contractual restriction binding on or affecting the undersigned; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance of this agreement by the undersigned; (d) this agreement is the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and general principles of equity; (e) the consolidated and consolidating financial statements of the Greenlight Entities most recently received by BANA fairly present the financial condition of the Greenlight Entities in all material respects as of the date thereof or for the period ended on such date, in accordance with GAAP, and there has been no material adverse change in the business, condition (financial or otherwise), or results of operation of the undersigned or in the ability of the undersigned to perform its obligations hereunder since the date of such financial statements; (f) all tax returns with respect to the undersigned and the undersigned's property which are required to be filed have been duly filed, all taxes and assessments shown thereon to be due and payable by the undersigned have been paid, and no taxing authority has asserted in writing any claim for unpaid taxes or assessments against the undersigned; (g) except for claims or actions that relate to reinsurance or insurance obligations issued by the undersigned which involve potential liabilities that do not exceed 15% of the undersigned’s net worth, as determined in accordance with GAAP, there is no pending claim or action or, to the undersigned’s knowledge, claim or action threatened against the undersigned, which, if adversely determined, could reasonably be expected to affect materially and adversely the financial condition or operations of the undersigned, or the legality, validity or enforceability of this agreement or any document executed or delivered in connection herewith by the undersigned; (h) no Event of Default has occurred and is continuing nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute an event of default; and (i) the undersigned is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

XIX. That all notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, by telecopier, or hand-delivery to the address of BANA, at Bank of America, N.A., One Fleet Way, PA6-580-02-30, Scranton, Pennsylvania 18507-1999, telecopier no. (800) 755-8743, Attention: Manager, Standby Letters of Credit with a copy to Bank of America Merrill Lynch, One Bryant Park, 6th Floor, New York, New York 10110, telecopier no. (212) 738-1329, Attention: Ms. Mary Foreman, and, if to the undersigned, to the address or telephone or telecopier number specified for it below.  All such notices shall be deemed given (i) if sent by overnight courier, mail or hand-delivery, when received at such address or when delivery is refused or (ii) if sent by telecopier or other electronic transmission, when transmission is confirmed.  Each of BANA and the undersigned may change its address or telephone or telecopier number for notices and other communications hereunder by notice to the other party hereto in the manner required hereunder.

XX. That nothing contained herein shall limit or otherwise affect in any way the right of BANA to demand, at any time, payment of any obligations secured hereby that are payable on demand.

XXI. That, in case any provision in or obligation under this agreement or any other document related to this agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

XXII. That this agreement and the other documents related to this agreement constitute the entire understanding between the parties hereto with respect to the subject matter hereof and supersede any prior or contemporaneous agreements, written or oral, with respect thereto.

XXIII. That this agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of New York in all respects, including matters of construction, validity and performance, and that none of its terms or provisions may be waived, altered, modified or amended except as BANA may consent thereto in writing.

XXIV. That, without limiting the right of BANA to bring any action or proceeding against the undersigned or against property of the undersigned including, without limitation, property pledged to BANA under this agreement (an “Action”) in the courts of other jurisdictions, the undersigned hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City, and the undersigned hereby irrevocably agrees that any Action may be heard and determined in such New York State court or in such Federal court. The undersigned hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in any jurisdiction. The undersigned hereby irrevocably agrees that the summons and complaint or any other process in any Action in any jurisdiction may be served by mail or by hand delivery sent to it at:

Corporation Services Company
1133 Avenue of the Americas
New York, New York 10036

XXV. THAT BOTH THE UNDERSIGNED AND BANA HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING UNDER OR RELATING TO ANY OBLIGATION OR THIS AGREEMENT.

Dated, this 21st day of July, 2009

GREENLIGHT REINSURANCE, LTD.
By:	/s/ Tim Courtis
Tim Courtis
Chief Financial Officer
By:	/s/ Barton Hedges
Barton Hedges
Chief Underwriting Officer

		Address:	P.O. Box 31110 802 West Bay Road George Town, Grand Cayman KY1-1205 Cayman Islands Attn.: Tim Courtis Telephone: 345-943-4573 Telecopier: 345-745-4576
ACKNOWLEDGED AND AGREED AS OF JULY 21, 2009: BANK OF AMERICA, N.A.
By:	/s/ Eugene Rabinovich
Eugene Rabinovich
Principal

MERRILL LYNCH PROFESSIONAL CLEARING CORP.
By:	/s/ Mary Foreman
Mary Foreman
Managing Director

BANK OF AMERICA, N.A.
SCRANTON, PA

AGREEMENT FOR STANDBY LETTER OF CREDIT

In consideration of your issuance of an irrevocable letter of credit (the "Credit") substantially in accordance with the terms and conditions provided by the undersigned (the "Applicant") on the Application attached hereto or as otherwise requested by Applicant in writing, Applicant unconditionally agrees with you ("BANA") as follows:

1.       Reimbursement.  Applicant will pay BANA the amount of each draft or other request for payment (each, a "Draft") drawn under the Credit, whether drawn before, on or, if in accordance with applicable law, after the expiry date stated in the Credit.  Each such payment shall be made within one Business Day (or two Business Days, if notice from BANA to Applicant of payment hereunder is given after 2:00 p.m. New York time) after the date on which BANA notifies Applicant of payment by BANA of a Draft, together with interest accrued on such amount at a daily fluctuating interest rate per annum equal to the Prime Rate of interest that appears in the “Money Rates” section of the Wall Street Journal (the “Prime Rate”).  The Credit shall be denominated in U.S. Dollars.  For purposes hereof, “Business Day” means a day of the year on which banks in New York, New York or Salt Lake City, Utah are not required or permitted to close.

2.       Commissions, Fees, Charges and Expenses; Conditions Precedent to Issuance of Credit.  Applicant will pay BANA (a) commissions, fees and other charges on the Credit (for so long as BANA shall be obligated under the Credit in accordance with applicable law) at such rates and times as specified in the letter agreement dated July 21, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Facility Agreement”) between Applicant and BANA and (b) on demand, and without limitation of paragraph 6 hereof, all expenses which BANA may reasonably pay or incur in connection with the Credit.

3.       Payments; Interest on Past Due Amounts; Computations.  All amounts due from Applicant shall be paid to BANA at Bank of America, N.A., One Fleet Way, PA6-580-02-30 (or such other address notified to Applicant in writing), without defense, set-off, cross-claim, or counterclaim of any kind, in United States Dollars and in same day funds.  Any amount not paid when due shall bear interest until paid in full at a daily fluctuating interest rate per annum equal to two percent per annum above the Prime Rate, but in no event in excess of the maximum rate permitted by applicable law.  Applicant authorizes BANA to charge any account of Applicant maintained with BANA in connection with this Agreement, the Facility Agreement, the Hypothecation Agreement or any other agreement entered into in connection with the extension of any Credit for any amount not paid when due.  Unless otherwise agreed in writing as to the Credit, all computations of commissions, fees and interest shall be based on a 360-day year and actual days elapsed; provided, however, that if such computation shall cause the amount of interest payable hereunder to exceed the maximum rate of interest permitted by applicable law, all computations of interest shall be made upon the basis of a year of 365 or 366 days.

4.       Additional Costs.  If BANA determines that the introduction or effectiveness of, or any change in, any law or regulation or compliance with any guideline or request from any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) after the date hereof affects or would affect the amount of capital or reserves required or expected to be maintained by BANA or any corporation controlling BANA and BANA determines that the amount of such capital or reserve is increased by or based upon the existence of the Credit, then Applicant shall pay BANA on demand from time to time additional amounts sufficient in BANA's reasonable, Good Faith (as defined below) judgment to compensate for the increase.  BANA's certificate as to amounts due shall be conclusive, in the absence of manifest error.

5.       Taxes.  All payments made to BANA shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all related liabilities, excluding income and franchise taxes imposed by the jurisdiction of BANA's head office issuing the Credit or any of its political subdivisions (all non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities are called "Taxes").  If any Taxes shall be required by law to be deducted from or in respect of any sum payable under this Agreement, (a) the sum payable under this Agreement shall be increased as may be necessary so that after making all required deductions BANA receives an amount equal to the sum BANA would have received had no such deductions been required, (b) Applicant shall be responsible for payment of the amount to the relevant taxing authority, (c) Applicant shall indemnify BANA on demand for any Taxes paid by BANA and any liability (including penalties, interest and expenses) arising from its payment or in respect of such Taxes, whether or not such Taxes were correctly or legally asserted, and (d) Applicant shall provide BANA with the original or a certified copy of the receipt evidencing each payment of Taxes within 30 days of the tax payment date.

6.       Indemnification.  Applicant will indemnify and hold BANA and its officers, directors, affiliates, employees, attorneys and agents (each, an “Indemnified Party") harmless from and against any and all claims, liabilities, losses, damages, costs and expenses including without limitation, reasonable attorneys' fees and disbursements, other dispute resolution expenses (including fees and expenses in preparation for a defense of any investigation, litigation or proceeding) and costs of collection that arise out of or in connection with or by reason of:  (a) the issuance of the Credit, (b) any payment or action taken or omitted to be taken (including, without limitation, any failure to make payment on the Credit) in connection with the Credit including any action or proceeding seeking (i) to restrain any drawing under the Credit, (ii) to compel or restrain the payment of any amount or the taking of any other action under the Credit, (iii) to compel or restrain the taking of any action under this Agreement, or (iv) to obtain similar relief (including by way of interpleader, declaratory judgment, attachment, or otherwise, regardless of who the prevailing party is in any such action or proceeding), (c) the enforcement of this Agreement or (d) any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority relating to the Credit, except, in each case, to the extent such claim, liability, loss, damage, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.  Applicant will pay on demand from time to time all amounts owing under this section.

7.       Obligations Absolute:  Limitations of Liability.  (a) Applicant's obligations under this Agreement (the "Obligations") shall be unqualified, irrevocable and payable in the manner and method provided for under this Agreement irrespective of any one or more of the following circumstances:  (i) any lack of validity or enforceability of this Agreement, the Credit, or any other agreement, application, amendment, guaranty, document, or instrument relating thereto, (ii) any change in the time, manner or place of payment of or in any other term of all or any of the Obligations of Applicant or the obligations of any person or entity that guarantees the Obligations, (iii) the existence of any claim, set-off, defense or other right that Applicant or BANA may have at any time against any beneficiary or any transferee of the Credit (or any person or entity for whom any such beneficiary or transferee may be acting), BANA or any other person or entity, whether in connection with any transaction contemplated by this Agreement or any unrelated transaction, (iv) any exchange, release or non-perfection of any security interest in any Property (as hereafter defined) or other collateral, or release or amendment or waiver of or consent to departure from the terms of any guaranty or security agreement including, without limitation, the Hypothecation Agreement dated July 21, 2009 by Applicant in favor of BANA (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Hypothecation Agreement”), for all or any of the Obligations, (v) any Draft, or other document presented under the Credit being forged, fraudulent, invalid, or insufficient or any statement therein being untrue or inaccurate, (vi) any failure by BANA to issue the Credit (or any amendment thereof) in the specific form requested by Applicant, unless BANA receives written notice from Applicant of such failure within five Business Days after Applicant shall have received a copy of the Credit (or such amendment) as actually issued by BANA and such failure is material and consequential, it being understood that BANA shall have no obligation to issue any Credit in violation of any applicable law or regulation or in violation of this Agreement, the Facility Agreement or the Hypothecation Agreement, (vii) any previous Obligation, whether or not paid, arising from BANA's payment against any Draft, certificate or other document which appeared on its face to be signed or presented by the proper party but was in fact signed or presented by a party posing as the proper party, (viii) payment by BANA under the Credit against presentation of a Draft or other document that in BANA’s Good Faith judgment appeared to comply with the terms and conditions of the Credit but in fact did not comply with the terms and conditions of the Credit, and (ix) any action or inaction taken or suffered by BANA or any of its correspondents in connection with the Credit or any relevant Draft, certificate, other document or Property, if taken in good faith (i.e. honesty in fact in the conduct or transaction concerned, "Good Faith") and in conformity with applicable U.S. or foreign law or letter of credit practices and all of the documents covering the Credit.  (b)  Without limiting any other provision of this Agreement, BANA and any of its correspondents:  (i) may rely upon any telephonic, telegraphic, facsimile, electronic, written or other communication believed in Good Faith to have been authorized by Applicant, whether or not given or signed by an authorized person, (ii) shall not be responsible for errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document in connection with the Credit, whether transmitted by courier, mail, telex, any other telecommunication, or otherwise (whether or not they be in cipher), or for errors in interpretation of technical terms or in translation (and BANA and its correspondents may transmit Credit terms without translating them), (iii) shall not be responsible for the identity or authority of any signer or the form, accuracy, genuineness, falsification or legal effect of any Draft, certificate or other document presented under the Credit if such Draft, certificate or other document on its face appears to be in accordance with the terms and conditions of the Credit, (iv) shall not be responsible for any acts or omissions by or the solvency of the beneficiary of the Credit or any other person or entity having any role in any transaction underlying the Credit, (v) may accept or pay as complying with the terms and conditions of the Credit any Draft, certificate or other document appearing on its face as determined by BANA in Good Faith (A) substantially to comply with the terms and conditions of the Credit, (B) to be signed or presented by or issued to any successor of the beneficiary or any other person in whose name the Credit requires or authorizes that any Draft, certificate or other document be signed, presented or issued, including any administrator, executor, personal representative, trustee in bankruptcy, debtor in possession, liquidator, receiver, or successor by merger or consolidation, or any other person or entity purporting to act as the representative of or in place of any of the foregoing, or (C) to have been signed, presented or issued after a change of name of the beneficiary, (vi) may disregard (A) any requirement stated in the Credit that any Draft, certificate or other document be presented to it at a particular hour or place and (B) any discrepancies that do not reduce the value of the beneficiary's performance to Applicant in any transaction underlying the Credit, (vii) may accept as a Draft any written or electronic demand or other request for payment under the Credit, even if such demand or other request is not in the form of a negotiable draft, (viii) shall not be responsible for the effectiveness or suitability of the Credit for Applicant's purpose, or be regarded as the drafter of the Credit regardless of any assistance that BANA may, in its discretion, provide to Applicant in preparing the text of the Credit or amendments thereto, (ix) shall not be liable to Applicant for any consequential or special damages, or for any damages resulting from any change in the value of any foreign currency, services or goods or other property covered by the Credit, (x) may assert or waive application of UCP (as defined below) Articles 17 (force majeure) and 45 (hours of presentation) and all other UCP articles primarily benefiting bank issuers, (xi) may honor a previously dishonored presentation under the Credit, whether pursuant to court order, to settle or compromise any claim that it wrongfully dishonored, or otherwise, and shall be entitled to reimbursement to the same extent as if it had initially honored plus reimbursement of any interest paid by it, (xii) may honor, upon receipt, any drawing that is payable upon presentation of a statement advising negotiation or payment (even if such statement indicates that a Draft, certificate or other document is being separately delivered) and shall not be liable for any failure of any Draft, certificate or document to arrive or to conform in any way with the Draft, certificate or other document referred to in the statement or any underlying contract, and (xiii) may pay any paying or negotiating bank (designated or permitted by the terms of the Credit) claiming that it rightfully honored under the laws or practices of the place where it is located.  None of the circumstances described in this section shall place BANA or any of its correspondents under any resulting liability to Applicant.

8.       Independence.  Applicant acknowledges that the rights and obligations of BANA under the Credit are independent of the existence, performance or nonperformance of any contract or arrangement underlying the Credit, including contracts or arrangements between BANA and Applicant and between Applicant and the beneficiary of the Credit.  BANA shall have no duty to notify Applicant of its receipt of a Draft, certificate or other document presented under the Credit or of its decision to honor the Credit.  BANA may, without incurring any liability to Applicant or impairing its entitlement to reimbursement under this Agreement, honor the Credit despite notice from Applicant of, and without any duty to inquire into, any defense to payment or any adverse claims or other rights against the beneficiary of the Credit or any other person.  BANA shall have no duty to request or require the presentation of any document, including any default certificate, not required to be presented under the terms and conditions of the Credit.  BANA shall have no duty to seek any waiver of discrepancies from Applicant, nor any duty to grant any waiver of discrepancies which Applicant approves or requests.  Each Credit may be extended at any time before the Facility Termination Date (as defined in the Facility Agreement) in accordance with the terms and conditions of the Facility Agreement.

9.       Non-Documentary Conditions.  BANA is authorized (but shall not be required) to disregard any non-documentary conditions stated in the Credit.

10.       Transfers.  If, at Applicant's request, the Credit is issued in transferable form, BANA shall have no duty to determine the proper identity of anyone appearing in any transfer request, Draft, or other document as transferee, nor shall BANA be responsible for the validity or correctness of any transfer.

11.       Extensions and Modifications of the Credit.  This Agreement shall be binding upon Applicant with respect to any extension or modification of the Credit made at Applicant's written request or with Applicant's written consent.  Applicant's Obligations shall not be reduced or impaired in any way by any agreement by BANA and the beneficiary of the Credit extending BANA's time to honor or to give notice of discrepancies and any such agreement shall be binding upon Applicant.

12.       Additional Bond.  If at any time Applicant shall seek to restrain or preclude payment of or drawing under the Credit or any court shall extend the term of the Credit or take any other action which has a similar effect, then, in each case, Applicant shall provide BANA with a bond or other collateral of a type and value, not exceeding the outstanding amount of the Credit, satisfactory to BANA as security for the Obligations.

13.       Set-off.  If any Event of Default (as defined in the Hypothecation Agreement) shall occur and be continuing, BANA may set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by BANA or Merrill Lynch Professional Clearing Corp. (“MLPRO”) to or for the credit or the account of Applicant ("Deposits") against any and all of the Obligations, irrespective of whether or not BANA shall have made any demand under this Agreement and although such Deposits or Obligations may be unmatured or contingent.  BANA's rights under this section are in addition to other rights and remedies (including other rights of set-off) that BANA may have under this Agreement, the Hypothecation Agreement or applicable law.

14.       Waiver of Immunity.  Applicant acknowledges that this Agreement is, and the Credit will be, entered into for commercial purposes and, to the extent that Applicant now or later acquires any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, Applicant now irrevocably waives its immunity with respect to the Obligations.

15.       Notices; Interpretation; Severability.  Notices and other communications hereunder shall be in writing and sent by overnight courier mail, by telecopier, or by hand-delivery to the address of BANA, at Bank of America, N.A., One Fleet Way, PA6-580-02-30, Scranton, Pennsylvania 18507-1999, telecopier no. (800) 755-8743, Attention: Manager, Standby Letters of Credit, with a copy to Bank of America Merrill Lynch, One Bryant Park, 6th Floor, New York, New York 10110, telecopier no. (212) 738-1329, Attention: Ms. Mary Foreman, and, if to Applicant, to the address specified for it below.  All such notices shall be deemed given (i) if sent by overnight courier mail or by hand-delivery, when received at such address or when delivery is refused or (ii) if sent by telecopied transmission, when transmission is confirmed.  Each of Applicant and BANA may change its address or telecopier number for notices and other communications hereunder by notice to the other party hereto in the manner required hereunder.  Headings are included only for convenience are not interpretative.  The term "including" means "including without limitation."  If any provision of this Agreement is held illegal or unenforceable, the validity of the remaining provisions shall not be affected.

16.       Successors and Assigns.  This Agreement shall be binding upon Applicant and its successors and permitted assigns, and shall inure to the benefit of and be enforceable by BANA, its successors and permitted assigns.  Applicant shall not voluntarily transfer or otherwise assign any of its obligations under this Agreement.  BANA may, with the consent of Applicant, which shall not be unreasonably withheld or delayed, assign or otherwise transfer all or any of its rights under this Agreement (it being understood that BANA may not, without Applicant’s prior written consent, assign any of its obligations (including, without limitation, its obligation to issue the Credit) under this Agreement, all without prejudice to the retention by BANA of all rights not so transferred, except that the consent of Applicant shall not be required hereunder in the case of an assignment, (i) at any time that an Event of Default has occurred and is continuing, (ii) to an affiliate of BANA, or (iii) which constitutes a pledge to a Federal Reserve Bank in accordance with applicable law.  BANA may, in connection with any such assignment, transfer or delivery, disclose to the assignee or transferee or proposed assignee or proposed transferee any information relating to Applicant furnished to BANA by or on behalf of Applicant, provided that, prior to any such disclosure, the assignee or transferee or proposed assignee or proposed transferee shall agree to be subject to the confidentiality obligations applicable to BANA under paragraph 24 hereof with respect to any confidential information related to Applicant and shall enter into a confidentiality agreement to such effect with BANA under which Applicant is designated a third party beneficiary with the right to enforce the terms of such confidentiality agreement.  BANA shall be forever relieved from any liability with respect to the portion of BANA's rights transferred or assigned in accordance herewith.  This Agreement shall not be construed to confer any right or benefit upon any person or entity other than Applicant and BANA and their respective successors and permitted assigns.

17.       Modification; No Waiver.  None of the terms of this Agreement may be waived or amended except in a writing signed by the party against whose interest the term is waived or amended.  Forbearance, failure or delay by BANA in the exercise of a remedy shall not constitute a waiver, nor shall any exercise or partial exercise of any remedy preclude any further exercise of that or any other remedy.  Any waiver or consent by BANA shall be effective only in the specific instance and for the specific purpose for which it is given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent.

18.       Multiple Role Disclosure.  BANA and its affiliates offer a wide range of financial services, including back-office letter of credit processing services on behalf of financial institutions and letter of credit beneficiaries.  Our services are provided internationally to a wide range of customers, some of whom may be Applicant's counter-parties or competitors.  Applicant acknowledges and accepts that BANA and its affiliates may perform more than one role in relation to a particular Credit.

19.       Other Agreements; Remedies Cumulative; Delivery by Facsimile.  This Agreement, the Facility Agreement, the Hypothecation Agreement and any control agreement relating thereto with MLPRO or any other third party securities intermediary constitute the entire agreement among the parties concerning BANA's issuance of a letter or letters of credit for Applicant's account and supersede all prior simultaneous agreements, written or oral.  All rights and remedies of BANA under this Agreement and other documents delivered in connection with this Agreement are cumulative and in addition to any other right or remedy under this Agreement, the Credit or applicable law.  Delivery of a signed signature page to this Agreement by facsimile transmission shall be effective as, and shall constitute physical delivery of, a signed original counterpart of this Agreement.

20.       Termination; Surviving Provisions.  This Agreement shall be terminated only upon the extinguishment of BANA’s liability under the Credit and payment in full to BANA of all Obligations hereunder.  Indemnity, tax, immunity, and jurisdiction provisions shall survive termination of this Agreement.  If the Credit is issued in favor of any bank or other financial or commercial entity in support of an undertaking issued by such bank or entity on behalf of Applicant or BANA, Applicant shall remain liable under this Agreement (even after expiry of the Credit) for amounts paid and expenses incurred by BANA with respect to the Credit or the undertaking until BANA is released by such other bank or entity.

21.       Governing Law; Governing Guidelines.  (a) This Agreement and the rights and obligations of Applicant and BANA hereunder shall be governed by and subject to the laws of the State of New York and applicable U.S. Federal laws.  (b) Applicant agrees that BANA may issue any Credit subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 600 (the "UCP") or the International Standby Practices, International Chamber of Commerce No. 590 (the "ISP") or, at BANA's option, such later revision thereof in effect at the time of issuance of the Credit.  The UCP or the ISP, as applicable, shall serve, in the absence of proof to the contrary, as evidence of general banking usage with respect to the subject matter thereof.  (c) Applicant agrees that (i) each Credit shall be interpreted in accordance with the laws of the State of New York and (ii) for matters not addressed by the UCP or the ISP, each Credit shall be subject to and governed by the laws of the State of New York and applicable U.S. Federal laws.  If, at Applicant's request, a Credit expressly chooses a state or country law other than New York, U.S.A., or is silent with respect to UCP, ISP or governing law, BANA shall not be liable for any payment, cost, expense or loss resulting from any action or inaction taken by BANA if such action or inaction is justified under UCP, ISP, New York law or the law governing the Credit.

22.       Jurisdiction; Service of Process.  Applicant now irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in New York, New York, for itself, and in respect of any of its property and, if a law other than New York, U.S.A. has been chosen to govern the Credit, Applicant also now irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in such jurisdiction.  Applicant agrees not to bring any action or proceeding against BANA in any jurisdiction not described in the immediately preceding sentence.  Applicant irrevocably waives any objection to venue or any claim of inconvenience.  Applicant agrees that any service of process or other notice of legal process may be served upon it by mail or hand delivery if sent to it at:

Corporation Services Company
1133 Avenue of the Americas
New York, New York 10036

which Applicant now designates its authorized agent for the service of process in the courts in the State of New York.  (If no authorized agent is designated in the space provided above, Applicant agrees that process shall be deemed served if sent to its address given for notices under this Agreement.)  Applicant agrees that nothing in this Agreement shall affect BANA's right to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Applicant in any other jurisdiction.  Applicant agrees that final judgment against it in any action or proceeding shall be enforceable in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified copy of which shall be conclusive evidence of the judgment.

23.       JURY TRIAL WAIVER.  APPLICANT AND BANA (BY ITS RECEIPT HEREOF) EACH IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM, COUNTERCLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CREDIT OR ANY DEALINGS WITH ONE ANOTHER RELATING TO THE SUBJECT  MATTER OF THIS AGREEMENT.

24.  Confidentiality.  BANA agrees to take and to cause its affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided by Applicant or any of its affiliates under this Agreement or any other agreement or document relating to the Credit that is designated in writing to be confidential (“Information”), and neither it nor any of its affiliates shall use any Information other than in connection with or in enforcement of this Agreement and the other agreements and documents relating to the Credit, except to the extent Information (a) was or becomes generally available to the public other than as a result of disclosure by BANA or its affiliates, or (b) was or becomes available on a non-confidential basis from a source other than Applicant or its affiliates, provided that such source is not bound by a confidentiality agreement with Applicant known to BANA; provided, however, that BANA may disclose Information (i) at the request or pursuant to any requirement of any governmental authority to which BANA is subject, in each case upon prior notice to Applicant unless prohibited by law or the rules governing the process requiring such disclosure; (ii) pursuant to subpoena or other court process, upon prior notice to Applicant unless prohibited by law or the rules governing the process requiring such disclosure; (iii) when required to do so in accordance with the provisions of any applicable requirement of law, upon prior notice to Applicant unless prohibited by law or the rules governing the process requiring such disclosure; (iv) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other agreement or document relating to the Credit; and (v) to BANA’s independent auditors and other professional advisors who agree or are directed to maintain the confidentiality of the Information.

Very truly yours,

GREENLIGHT REINSURANCE, LTD.

By:	/s/ Tim Courtis

Tim Courtis

Chief Financial Officer

By:	/s/ Barton Hedges

Barton Hedges

Chief Underwriting Officer

 Address: P.O. Box 31110
  802 West Bay Road
  George Town, Grand Cayman,
  KY1-1205 Cayman Islands
  Attn.: Tim Courtis
  Telephone: 345-943-4573
  Facsimile:  345-745-4576

 ACKNOWLEDGED AND AGREED AS OF JULY 21, 2009

 BANK OF AMERICA, N.A.

By:	/s/ Eugene Rabinovich

Eugene Rabinovich

Principal